                                                                     Exhibit 8.1

             [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                              November 24, 2003

REV Holdings LLC.
33 East 62nd Street
New York, NY 10021

          Re:  REV Holdings LLC - Registration Statement on Form S-4
               -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special United States federal income tax counsel to
REV Holdings LLC, a Delaware limited liability company (the "Company"), in connection with the offering of up to $80,502,000 aggregate principal amount of
13% Senior Secured Notes Due 2007 (the "New Notes") of the Company to be issued under an indenture (the "Indenture") to be entered into between the Company and the Bank of New York, as trustee (the "Trustee"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for a like principal amount of the company's issued and outstanding 12% Senior Secured Notes Due 2004 (the
"Old Notes"). In connection with the Exchange Offer, you have requested our opinion regarding certain descriptions of tax consequences contained in the registration statement on Form S-4 (File No. 333-109811) relating to the
Securities filed with the Securities and Exchange Commission (the "Commission")
on October 17, 2003 under the Securities Exchange Act of 1934, as amended (the
"Act") (the "Registration Statement") and Amendment No. 1 to the Registration
Statement to be filed with the Commission on the date hereof ("Amendment
No. 1").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(8) of Regulation S-K under the Act, as amended.

REV Holdings LLC
November 24, 2003

       In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

       (a) the Registration Statement on Form S-4;

       (b) Amendment No. 1 to the Registration Statement;

       (c) the form of the Indenture to be filed as an exhibit to the
           Registration Statement; and

       (d) the form of the New Notes (in the form attached to the Indenture).

       We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In addition, we have relied upon statements and representations made to us by representatives of the Company and others.
For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, records, statements and representations referred to above.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party, including the Company, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery

REV Holdings LLC
November 24, 2003

by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

         In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the
Internal Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

         Based upon and subject to the foregoing, we are of the opinion that, although the discussion set forth in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences relating to the Exchange Offer, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Exchange Offer under current United States federal income tax law.

         This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local, or foreign, of the Exchange Offer or of any transaction related to or contemplated by such Exchange Offer.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP